UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2007

QuantRx Biomedical Corporation
(Exact name of Registrant as Specified in Charter)

Nevada	0-17119	33-0202574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Suite 300 Doylestown, Pennsylvania	18901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 880-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

On December 20, 2007, QuantRx Biomedical Corporation, a Nevada corporation, delivered notice to Synova Healthcare, Inc., a Delaware corporation, terminating, effective immediately, the distribution agreement, dated as of July 7, 2006, by and among QuantRx Biomedical and Synova Healthcare, pursuant to which Synova Healthcare acted as the exclusive distributor of specified hemorrhoid products of QuantRx in the United States. The distribution agreement also granted Synova Healthcare a right of first offer and a right of first refusal with respect to all future line extensions and products or components related to the products that are covered by such agreement. Upon execution of the distribution agreement, Synova Healthcare paid to QuantRx Biomedical a non-refundable engagement fee.

QuantRx terminated the distribution agreement pursuant to Section 9.2 thereof and incurred no early-termination penalties as a result of such termination.

QuantRx filed a Current Report on Form 8-K regarding the execution of the distribution agreement with the Securities and Exchange Commission on July 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTRX BIOMEDICAL CORPORATION

Date: December 31, 2007	By:	/s/ Walter Witoshkin
Walter Witoshkin
Chairman and Chief Executive Officer